DEBT ASSIGNMENT AGREEMENT

Among:

TRAFALGAR CAPITAL SARL,

TRAFALGAR CAPITAL SPECIALIZED INVESTMENT FUND-FIS,

GREEN EAGLE CAPITAL CORP.

AND

NOVO ENERGIES CORP.

ASSIGNMENT OF DEBT AGREEMENT

THIS DEBT ASSIGNMENT AGREEMENT is made and dated for reference as fully executed effective on this __ day of ____ 2011 (the “Execution Date”).

AMONG:

TRAFALGAR CAPITAL SARL, having an address for notice and delivery located at [●] (the “Assignor”);

TRAFALGAR CAPITAL SPECIALIZED INVESTMENT FUND-FIS, having an address for notice and delivery at [●] (“Trafalgar”);

GREEN EAGLE CAPITAL CORP., having an address for notice and delivery located at [●] (the “Assignee”); and

NOVO ENERGIES CORP., having an address for notice and delivery located at Europa Place d'Armes, 750 Côte de Place d'Armes, Suite 64, Montréal QC H2Y 2X8, Canada (“Novo”)

(the Assignor, Trafalgar, the Assignee and Novo being hereinafter singularly also referred to as a “Party” and collectively referred to as the “Parties” as the context so requires).

WHEREAS:

A.   On January 26, 2010, Trafalgar invested Five Hundred Thousand U.S. Dollars ($500,000) in Novo Energies Corp. (“Novo”) in return for the: (i) Securities Purchase Agreement, (ii) Secured Convertible Debenture (as amended pursuant to an Amendment and Waiver dated the date hereof), (iii) Security Agreement, (iv) Joinder to Security Agreement, (v) Escrow Agreement, each filed as an exhibit to the Current Report on Form 8-K filed on February 17, 2010 with the United States Securities and Exchange Commission on February 17, 2010 on Novo’s behalf and incorporated herein by reference and amended by the Waiver and Amendment attached hereto as Exhibit A and (vi) six million eighty-five thousand one hundred ninety-three (6,085,193) shares of Novo common stock (“Trafalgar Shares”). Collectively, the aforementioned documents, exclusive of the Additional Trafalgar Shares, shall be referred to as the “Trafalgar Financing Documents”.

B.   On or about March 2, 2011, Novo was noticed by both Trafalgar and Assignor that Trafalgar was in liquidation and all assets (including the Trafalgar Financing Documents) had been transferred to Assignor for disposal.

C.   Green Eagle Capital Corp. (“Assignee”) indicated to Novo that it is interested, on its own behalf and as a representative of undisclosed investors, in being assigned the Trafalgar Financing Documents.

D.  For good and other valuable consideration the Assignor has hereby agreed to sell and the Assignee has hereby agreed to acquire the Trafalgar Financing Documents from the Assignor, in accordance with the terms and the conditions contained in this Assignment Of Debt Agreement (the “Agreement”); and

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT, in consideration of the mutual promises, covenants and agreements herein contained, the parties hereto covenant and agree with each other as follows:

1.  Assignment of the Trafalgar Financing Documents. With the exception of the Trafalgar Shares, the Assignor hereby assigns to the Assignee 100% of the Assignor’s right, entitlement and interest in the Trafalgar Financing Documents, and the Assignee hereby acquire the Note from the Assignor (herein again, the “Assignment”) in exchange for Assignee’s agreement to pay to Assignor, Seventy-Five Thousand U.S. Dollars ($75,000) (“Cash Purchase Price”) and two million five hundred thousand (2,500,000) shares of Novo common stock within thirty (30) days subsequent to an announcement of a memorandum of understanding between Immunovative Inc. and Novo (“Additional Trafalgar Shares”). The Trafalgar Shares have been validly issued, fully paid and non-assessable and remain free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Novo Common Stock.

2.Acknowledgements, representations and warranties of the Assignor and Trafalgar.   Each of the Assignor and Trafalgar hereby acknowledges, represents and warrants to the Assignee, with the intent that the Assignee will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of its knowledge, information and belief, after having made due inquiry:

(a)	Trafalgar assigned full right, power and authority to the Trafalgar Financing Documents such that Assignor is the sole and rightful owner of such;

(b)
the Assignor has the full right, power and authority to enter into this Agreement and neither the Assignor nor Trafalgar has granted any other person any prior right, title or interest in and to any of the Trafalgar Financing Documents (with the exception of Trafalgar’s assignment of the Trafalgar Financing Documents to the Assignor); and

(c)
the Trafalgar Financing Documents represent a bona fide debt presently due and owing by Novo to the Assignor, and that upon the execution and delivery of this Agreement the Assignor shall have no further interest whatsoever in the Trafalgar Financing Documents.

3.Entire agreement.   This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement.

4.Closing: (a) Execution of Assignment Agreement; Delivery of Trafalgar Financing Documents; Delivery of Waiver and Amendment. Within (five) 5 business days following the execution of this Agreement by the parties, the Assignor shall deliver to the Assignee the Trafalgar Financing Documents including the originally executed Secured Convertible Debenture and the Waiver and Amendment attached hereto as Exhibit A to William Rosenstadt, Sanders Ortoli Vaughn-Flam Rosenstadt, LLP - 501 Madison Avenue, New York, NY 10022.

(b)Delivery of Cash Purchase Price. Within five (5) business days of the receipt of the documents referred to in Section 4(a) above, the Assignee shall remit the Cash Purchase Price in accordance with instructions given by the Assignor at least one business day prior thereto.
(c)Delivery of Additional Trafalgar Shares. Within thirty (30) days following the announcement of a memorandum of understanding between Immunovative Inc. and Novo, the Assignee shall deliver the Additional Trafalgar Shares to the Assignor in accordance with written instructions issued by the Assignor prior to the twentieth (20th) day following such announcement.

(d)Transaction Documents. It is expressly understood and agreed that, immediately following the consummation of the transaction contemplated by Section 4(a) of this Agreement, neither Novo nor any of its Subsidiaries shall have any further obligation to the Assignor under any of the Trafalgar Financing Documents.

5.Further assurances.   The Parties will from time to time after the execution of this Agreement make, do, execute or cause or permit to be made, done or executed, all such further and other acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

6.Applicable law.   This Agreement will be governed exclusively by, and construed and enforced in accordance with, the laws of the state of New York.  All of the parties hereto submit to the jurisdiction of the state and federal courts located in New York County, New York and agree that any disputes arising hereunder shall be exclusively brought in the state and federal courts located in New York County, New York.

7.Counterparts and via facsimile.   This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, will be deemed to bear the execution date as set forth on the front page of this Agreement.

8.Company Acknowledgment.  Novo hereby recognizes the Secured Convertible Debenture as an amount owed by Novo to the Assignor prior to this Agreement, acknowledges the within Assignment of the Trafalgar Financing Documents in furtherance of the proposed reorganization of Novo and recognizes the Secured Convertible Debenture as an amount owed by Novo to the Assignee after this Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF the Parties hereto have hereunto set their respective hands and seals in the presence of their duly authorized signatories effective as at the Execution Date first above written.

TRAFALGAR CAPITAL SARL
The Assignor herein:

Authorized Signatory
Name:
Title:

TRAFALGAR CAPITAL SPECIALIZED
INVESTMENT FUND-FIS
Trafalgar herein:

Authorized Signatory
Name:
Title:

GREEN EAGLE CAPITAL CORP.
The Assignee herein:

Authorized Signatory
Name:
Title:

Solely with respect to Section 4(c) and
Section 6 to 8 above,
NOVO ENERGIES CORP.

Authorized Signatory
Name:
Title:

EXHIBIT A TO ASSIGNMENT OF DEBT AGREEMENT

WAIVER AND AMENDMENT

This Waiver and Amendment is entered into between Novo Energies Corporation (the “Company”) and Trafalgar Capital SARL (the “Trafalgar SARL”) as of April 26TH, 2011.  Any references and terms used but not defined otherwise defined herein shall have the meaning given to them in the Securities Purchase Agreement (the “SPA”) entered into between the parties on January 26, 2010.

WHEREAS, on January 26, 2010, the Company and Trafalgar Capital Specialized Investment Fund-FIS (“Trafalgar”) entered into the SPA pursuant to which Trafalgar purchased the Debentures from the Company;

WHEREAS, pursuant to the terms of the SPA, the Company has to date issued 6,085,193 shares of its Common Stock (“Commitment Shares”) to Trafalgar;

WHEREAS, on or about March 2, 2011, the Company was notice by both Trafalgar and Trafalgar SARL, that Trafalgar was in liquidation and all assets, including the SPA, had been transferred to Trafalgar SARL for disposal; and

WHEREAS, in exchange for the mutual release contained herein and other good and valuable consideration the parties agree to amend the SPA;

It is hereby agreed that:

1.Waiver:  The parties hereto agree to the following mutual waivers:

(a)In exchange for the “Trafalgar SARL Waiver” set out in 1(b) below, the Company hereby waives any claim or right that it may have against Trafalgar SARL in connection with, or arising from, the issuance, ownership and voting power of the Commitment Shares issued pursuant to the SPA, including any claims or rights that it may have under Section 4(g) or elsewhere in the SPA.

(b)In exchange for the Company Waiver, Trafalgar SARL hereby waives any claim or right that it may have against the Company in connection with, or arising from, the Commitment Shares under the SPA, including any claims or rights that it may have under Section 4(c), Section 4(f) or elsewhere in the SPA.

2.Amendment:  The Parties hereto agree any rights set out in the SPA regarding, or otherwise attaching to, the Commitment Shares shall no longer be outstanding and that the SPA shall hereforth be read as to omit any reference to the Commitment Shares in such a way that (i) any section, sentence or provision in the SPA regarding the Commitment Shares may be omitted completely and (ii) any section, sentence or provision that mentions the Commitment Shares among other securities shall be revised so that no reference is made to the Commitment Shares.

3.Miscellaneous:  The provisions set out in Section 9(a)-(m) and (p) of the SPA shall apply to this Waiver and Amendment as if they were stated in full below with any references to the “Agreement” referring to this Waiver and Amendment.

IN WITNESS WHEREOF, Trafalgar SARL and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:
NOVO ENERGIES CORP.

By: _________________
Name: Mr. Antonio Treminio
Title: Chief Executive Officer

TRAFALGAR SARL:
TRAFALGAR CAPITAL SARL

By: Trafalgar Capital Sarl

By: _____________________
Name: _____________________
Title: _____________________